As filed with the Securities and Exchange Commission on March 5, 2019

Registration No. 333-227085

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST EFFECTIVE AMENDMENT NO. 1

TO

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BUSINESS FIRST BANCSHARES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Louisiana	6022	20-5340628
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification No.)	(I.R.S. Employer Identification No.)

500 Laurel Street, Suite 101

Baton Rouge, Louisiana 70801

(225) 248-7600

(Address, Including Zip Code, of Registrant’s Principal Executive Offices)

David R. (“Jude”) Melville III

President and Chief Executive Officer

Business First Bancshares, Inc.

500 Laurel Street, Suite 101

Baton Rouge, Louisiana 70801

(225) 248-7600

(Name, Address and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Lowell W. Harrison, Esq.

John T. Wilson, Jr., Esq.

Fenimore, Kay, Harrison & Ford, LLP

812 San Antonio Street, Suite 600

Austin, Texas 78701

(512) 583-5900

(512) 583-5940 (facsimile)

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective and all other conditions to the proposed merger described herein have been satisfied or waived.

If the securities being registered on this form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 under the Exchange Act. (check one)

Large accelerated filer	☐	Accelerated filer	☑
Non−accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☑

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer	☐
Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)	☐

DEREGISTRATION OF COMMON STOCK

Effective on October 19, 2018, Business First Bancshares, Inc. (the “Registrant”) registered a total of 1,679,608 shares of its common stock, par value $1.00 per share (the “Common Stock”), in connection with its then pending acquisition of Richland State Bancorp, Inc. (“RSBI”). Upon the closing of the acquisition, a total of 1,679,559 shares of the Common Stock were issued by the Registrant to the former shareholders of RSBI. The Registrant now wants to deregister the 49 shares that were not issued in the acquisition.

The Registrant hereby amends its Registration Statement on Form S-4 (No. 333-227085), initially filed with the Securities and Exchange Commission (the “Commission”) on August 29, 2018 (as amended, the “Registration Statement”) by deregistering the shares of the Common Stock that remain registered but were not issued pursuant to the Registration Statement as of the close of business on the date hereof.

Pursuant to Rule 478 promulgated under the Securities Act of 1933, as amended (the “Act”), the Registrant hereby removes the unissued shares of the Common Stock from registration.

SIGNATURES

Pursuant to the requirements of the Act, and in reliance on Rule 478 thereunder, the Registrant has duly caused this Post Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Baton Rouge, Louisiana on the 5th day of March, 2019.

BUSINESS FIRST BANCSHARES, INC.

By:	/s/ David R. Melville, III
David R. Melville, III
President and Chief Executive Officer